Exhibit 10.6

FEI COMPANY

RESTRICTED STOCK UNIT AGREEMENT

[NAME]

Employee ID Number: [Number]

NOTICE OF GRANT

FEI Company (the “Company”) hereby grants you, [Name] (the “Employee”), an award of Restricted Stock Units under the Company’s 1995 Stock Incentive Plan (the “Plan”).  The date of this Restricted Stock Unit Agreement (the “Agreement”) is [DATE] (the “Grant Date”).  Subject to the provisions of Appendix A (attached) and of the Plan, the principal features of this award are as follows:

Number of Restricted Stock Units:	[________]

Vesting Schedule:	The Restricted Stock Units will vest in accordance with the following schedule: ____% of the Restricted Stock Units will vest on each anniversary of the Grant Date.*

IMPORTANT:

* Except as otherwise provided in Appendix A, Employee will not vest in the Restricted Stock Units unless he or she is employed by the Company or one of its subsidiaries through the applicable vesting date.

Your signature below indicates your agreement and understanding that this award is subject to all of the terms and conditions contained in Appendix A and the Plan.  For example, important additional information on vesting and forfeiture of the Restricted Stock Units is contained in paragraphs 4 through 8 of Appendix A.  PLEASE BE SURE TO READ ALL OF APPENDIX A, WHICH CONTAINS THE SPECIFIC TERMS AND CONDITIONS OF THIS AGREEMENT.

FEI COMPANY	EMPLOYEE

__________________________________	________________________________
[NAME]	[NAME]

__________________________________
[TITLE]

Date: _____________, 20___	Date: _____________, 20___

APPENDIX A

TERMS AND CONDITIONS OF RESTRICTED STOCK UNITS

1.             Definitions.  All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan.

2.             Grant.  The Company hereby grants to the Employee under the Plan an award of the Number of Restricted Stock Units set forth on the Notice of Grant, subject to all of the terms and conditions in this Agreement and the Plan.

 3.            Company’s Obligation to Pay.  Each Restricted Stock Unit has a value equal to the fair market value of a share of Common Stock (“Share”) on the date that the Restricted Stock Unit is granted.  Unless and until the Restricted Stock Units have vested in the manner set forth in paragraphs 4, 5 or 6, the Employee will have no right to payment of such Restricted Stock Units.  Prior to actual payment of any vested Restricted Stock Units, such Restricted Stock Units will represent an unsecured obligation.  Payment of any vested Restricted Stock Units shall be made in whole Shares only.

4.             Vesting Schedule/Period of Restriction.  Except as provided in paragraphs 5 and 6, the Restricted Stock Units awarded by this Agreement shall vest in accordance with the vesting provisions set forth on the first page of this Agreement.  Restricted Stock Units shall not vest in the Employee in accordance with any of the provisions of this Agreement unless the Employee shall have been continuously employed by the Company or by one of its subsidiaries from the Grant Date until the date the Restricted Stock Units are otherwise scheduled to vest occurs.

5.             Modifications to Vesting Schedule.

(a)           Vesting upon Leave of Absence.  Notwithstanding anything in paragraph 4 to the contrary, and except as otherwise provided by the Committee or as required by applicable law, vesting of the Restricted Stock Units shall be suspended during any unpaid leave of absence, other than military leave, of more than ninety (90) days.  The vesting schedule shown in the Notice of Grant will be delayed for the number of days that the unpaid leave of absence extends beyond ninety (90) days.  The suspension of vesting will commence on the ninety-first (91st) day of the leave and will end on the date the Employee returns to work on a regular schedule as determined by the Company.  No vesting credit will be awarded for the time vesting has been suspended during such leave of absence.

(b)           Death of Employee. In the event of the Employee’s death, one hundred percent (100%) of the Restricted Stock Units subject to this Restricted Stock Unit award shall vest on the date of the Employee’s death.  In the event that any applicable law limits the Company’s ability to accelerate the vesting of this award of Restricted Stock Units, this paragraph 5(b) shall be limited to the extent required to comply with applicable law.

6.             Committee Discretion.  The Committee, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the Restricted Stock Units at any time, subject to the terms of the Plan.  If so accelerated, such Restricted Stock Units will be considered as having vested as of the date specified by the Committee.  If the Committee, in its discretion, accelerates the vesting of the balance, or some lesser portion of the balance, of the Restricted Stock Units, the payment of such accelerated Restricted Stock Units nevertheless shall be made at the same time or times as if such Restricted Stock Units had vested in accordance with the vesting schedule set forth on the first page of this Agreement (whether or not the Employee remains employed by the Company or by one of its subsidiaries as of such date(s)).

7.             Changes in Capital Structure.

(a)           Stock Splits; Stock Dividends.  If the outstanding Common Stock of the Company is hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any stock split, combination of shares or dividend payable in shares, recapitalization or reclassification appropriate adjustment shall be made by the Board of Directors in the number and kind of shares subject to the Restricted Stock Units.  The Board of Directors shall have no obligation to effect any adjustment that would or might result in the issuance of fractional shares, and any fractional shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Board of Directors.  Any such adjustments made by the Board of Directors shall be conclusive.

(b)           Mergers, Reorganizations, Etc.  In the event of a merger, consolidation or plan of exchange to which the Company is a party or a sale of all or substantially all of the Company’s assets (each, a “Transaction”), the Board of Directors shall, in its sole discretion and to the extent possible under the structure of the Transaction, select one of the following alternatives for treating this award of Restricted Stock Units:

(i)            This award shall remain in effect in accordance with its terms.

(ii)           This award shall be assumed or substituted by the surviving corporation or its parent with an award with substantially the same terms as this award.  The amount and type of securities subject thereto shall be determined by the Board of Directors of the Company, taking into account the relative values of the companies involved in the Transaction and the exchange rate, if any, used in determining shares of the surviving corporation to be issued to holders of shares of the Company.

(iii)          If this award is not continued in accordance with paragraph 7(b)(i) or assumed or substituted in accordance with paragraph 7(b)(ii), this award shall be accelerated and cancelled after payment to the Employee in Shares of an amount equal to the Restricted Stock Units subject to this award at the time of the Transaction.

8.             Payment after Vesting.  Any Restricted Stock Units that vest in accordance with paragraphs 4 or 5 will be paid to the Employee (or in the event of the Employee’s death, to his or her estate) as soon as practicable following the date of vesting, subject to paragraph 11. Any Restricted Stock Units that vest in accordance with paragraph 6 will be paid to the Employee (or in the event of the Employee’s death, to his or her estate) in accordance with the provisions of such paragraph, subject to paragraph 11.  For each Restricted Stock Unit that vests, the Employee will receive one Share.

9.             Forfeiture.  Notwithstanding any contrary provision of this Agreement, the balance of the Restricted Stock Units that have not vested pursuant to paragraphs 4, 5 and 6 at the time of the Employee’s termination of service for any or no reason will be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company.

10.           Death of Employee.  Any distribution or delivery to be made to the Employee under this Agreement will, if the Employee is then deceased, be made to the administrator or executor of the Employee’s estate.  Any such administrator or executor must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

11.           Withholding of Taxes.  Notwithstanding any contrary provision of this Agreement, no certificate representing the Shares will be issued to the Employee, unless and until satisfactory arrangements (as determined by the Company) will have been made by the Employee with respect to the payment of federal, state, local and foreign income, social insurance, employment and any other applicable taxes which the Company determines must be withheld with respect to such Shares.  The Company, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit the Employee to satisfy such tax withholding obligation, in whole or in part by one or more of the following (without limitation): (a) paying cash, (b) payroll withholding, (c) delivering to the Company already vested and owned Shares having a fair market value equal to the amount required to be withheld, or (d) selling a sufficient number of such Shares otherwise deliverable to Employee through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld.  If the Employee fails to make satisfactory arrangements for the payment of any required tax withholding obligations hereunder at the time any applicable Shares otherwise are scheduled to vest pursuant to this Agreement and such Employee is not an “executive officer” of the Company (within the meaning of Section 402 of the Sarbanes Oxley Act of 2002), the Employee will have 30 business days to cure such failure.  If such failure is not cured within this 30-day period or, in the case of an “executive officer” of the Company, the Employee has failed to make satisfactory arrangements at the time the applicable Shares otherwise are scheduled to vest, the Employee hereby expressly consents to the Company retaining, to the maximum extent permitted by law and without notice, from salary or other amounts payable to the Employee cash having a sufficient value to satisfy any tax withholding obligations.  To the extent such cash is insufficient to satisfy the Company’s tax withholding obligations, the Employee will permanently forfeit the Restricted Stock Units, or a portion thereof, and such Restricted Stock Units will be returned to the Company at no cost to the Company.

12.           Rights as Stockholder.  Neither the Employee nor any person claiming under or through the Employee will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Employee (including through electronic delivery to a brokerage account).  After such issuance, recordation and delivery, the Employee will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

13.           No Effect on Employment.  Subject to any employment contract with the Employee, the terms of such employment will be determined from time to time by the Company, or the subsidiary of the Company employing the Employee, as the case may be, and the Company, or the subsidiary of the Company employing the Employee, as the case may be, will have the right, which is hereby expressly reserved, to terminate or change the terms of the employment of the Employee at any time for any reason whatsoever, with or without good cause.  The transactions contemplated hereunder and the vesting schedule set forth on the first page of this Agreement do not constitute an express or implied promise of continued employment for any period of time.

14.           Address for Notices.  Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company, in care of General Counsel, FEI Company, 5350 NE Dawson Creek Drive, Hillsboro, Oregon 97124, or at such other address as the Company may hereafter designate in writing.

15.           Grant is Not Transferable.  Except to the limited extent provided in this Agreement, this grant of Restricted Stock Units and the rights and privileges conferred hereby will not be sold, pledged, assigned, hypothecated, transferred or disposed of any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process, until the Employee has been issued Shares in payment of the Restricted Stock Units.  Upon any attempt to sell, pledge, assign, hypothecate, transfer or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

16.           Restrictions on Sale of Securities.  The Shares issued as payment for vested Restricted Stock Units under this Agreement will be registered under U.S. federal securities laws and will be freely tradable upon receipt.  However, an Employee’s subsequent sale of the Shares may be subject to any market blackout-period that may be imposed by the Company and must comply with the Company’s insider trading policies, and any other applicable securities laws.

17.           Binding Agreement.  Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

18.           Additional Conditions to Issuance of Certificates for Shares.  The Company shall not be required to issue any certificate or certificates for Shares hereunder prior to fulfillment of all the following conditions:  (a) the admission of such Shares to listing on all stock exchanges on which such class of stock is then listed; (b) the completion of any registration or other qualification of such Shares under any U.S. state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable; (c) the obtaining of any approval or other clearance from any U.S. state or federal governmental agency, which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and (d) the lapse of such reasonable period of time following the date of vesting of the Restricted Stock Units as the Committee may establish from time to time for reasons of administrative convenience.

19.           Plan Governs.  This Agreement is subject to all the terms and provisions of the Plan.  In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern.

20.           Committee Authority.  The Committee will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Restricted Stock Units have vested).  All actions taken and all interpretations and determinations made by the Committee in good faith will be final and binding upon the Employee, the Company and all other interested persons.  No member of the Committee will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

21.           Captions.  Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

22.           Agreement Severable.  In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

23.           Modifications to the Agreement.  This Agreement constitutes the entire understanding of the parties on the subjects covered.  The Employee expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein.  Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company.  Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to revise this Agreement as it deems necessary or advisable, in its sole discretion and without the consent of the Employee, to comply with Section 409A of the Code or to otherwise avoid imposition of any additional tax or income recognition under Section 409A of the Code prior to the actual payment of Shares pursuant to this award of Restricted Stock Units.

24.           Amendment, Suspension or Termination of the Plan.  By accepting this Restricted Stock Units award, the Employee expressly warrants that he or she has received a right to receive stock under the Plan, and has received, read and understood a description of the Plan.  The Employee understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.

25.           Notice of Governing Law.  This award of Restricted Stock Units shall be governed by, and construed in accordance with, the laws of the State of Oregon, without regard to principles of conflict of laws.